As filed with the Securities and Exchange Commission on July 22, 1999

                                                    Registration No. 333-38371

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form S-3
                         Post-Effective Amendment No. 3
                                       To
                             Registration Statement
                                      Under
                           The Securities Act of 1933

                           Metrika Systems Corporation
             (Exact name of registrant as specified in its charter)

     Delaware                                          33-0733537
(State or other jurisdiction of             (IRS Employer Identification Number)
 incorporation or organization)

                          5788 Pacific Center Boulevard
                           San Diego, California 92121
                                 (619) 450-9649
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                          Sandra L. Lambert, Secretary
                           Metrika Systems Corporation
                         c/o Thermo Electron Corporation
                                 81 Wyman Street
                                  P.O. Box 9046
                        Waltham, Massachusetts 02454-9046
                                 (781) 622-1000
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                   Copies to:
                             Seth H. Hoogasian, Esq.
                                 General Counsel
                           Metrika Systems Corporation
                         C/o Thermo Electron Corporation
                                 81 Wyman Street
                                  P.O. Box 9046
                        Waltham, Massachusetts 02454-9046
                                 (781) 622-1000
                             ----------------------

     Approximate date of commencement of proposed sale to public: As soon as practicable after the Registration Statement has become effective.

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this form is a  post-effective  amendment  filed pursuant to Rule 462(c)
under  the  Securities  Act of  1933,  check  the  following  box and  list  the
Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

                            ----------------------


     This post-effective amendment removes from registration 967,828 shares of Metrika Systems Corporation's common stock, $.01 par value per share. The registrant was obligated to maintain the effectiveness of this registration statement until all the shares offered hereby had been sold pursuant hereto or until such shares were eligible for resale pursuant to Rule 144(k) under the Securities Act of 1933, as amended, or any similar rule. Because the shares covered hereby are eligible for resale pursuant to Rule 144(k), the registrant hereby removes these shares of Common Stock from registration. The registration is hereby terminated.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Post-Effective Amendment No. 3 to Registration Statement on Form S-3 (Reg. No. 333-38371) to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on this 22nd day of July, 1999.

                                        METRIKA SYSTEMS CORPORATION


                                        By: /s/ Ernesto A. Corte
                                        Ernesto A. Corte
                                        President and Chief Executive Officer


Signature                          Title                              Date
---------                          -----                              ----

                                   President, Chief              July 22, 1999
/s/ Ernesto A. Corte               Executive Officer and
-----------------------            Director (Principal
Ernesto A. Corte                   Executive Officer)


/s/ Theo Melas-Kyriazi             Vice President and Chief      July 22, 1999
-----------------------            Financial Officer
Theo Melas-Kyriazi                 (Principal Financial
                                   Officer)

/s/ Paul F. Kelleher*              Chief Accounting Officer      July 22, 1999
-----------------------            (Principal Accounting
Paul F. Kelleher                   Officer)


/s/ Denis A. Helm*                 Chairman of the Board of      July 22, 1999
-----------------------            Directors
Denis A. Helm

/s/ Joseph A. Baute*               Director                      July 22, 1999
-----------------------
Joseph A. Baute

/s/ Willard R. Becraft*            Director                      July 22, 1999
-----------------------
Willard R. Becraft

/s/ John T. Keiser*                Director                      July 22, 1999
-----------------------
John T. Keiser

/s/ Earl R. Lewis*                 Director                      July 22, 1999
-----------------------
Earl R. Lewis

/s/ Arvin H. Smith*                Director                      July 22, 1999
-----------------------
Arvin H. Smith

* The undersigned Seth H. Hoogasian, by signing his name hereto, does hereby execute this Amendment No. 3 to Registration Statement on behalf of the above-named signatories to the Registration Statement pursuant to powers of attorney executed by such persons and filed with the Securities and Exchange Commission.



                                             /s/ Seth H. Hoogasian
                                             -------------------------
                                             Seth H. Hoogasian
                                             Attorney-in-Fact